Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Mobile Mini, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Steven G. Bunger, Chief Executive Officer of the Company and Mark E. Funk, Chief Financial Officer of the Company, each certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven G. Bunger
Steven G. Bunger Chief Executive Officer Mobile Mini, Inc.

Dated: February 29, 2012

/s/ Mark E. Funk
Mark E. Funk Executive Vice President and Chief Financial Officer Mobile Mini, Inc.

Dated: February 29, 2012

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Mobile Mini, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Mobile Mini, Inc. specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Mobile Mini, Inc. and will be retained by Mobile Mini, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.